Exhibit 99.2

MIDAMERICAN ENERGY HOLDINGS COMPANY

EXCHANGE OFFER
TO HOLDERS OF ITS
5.75% SENIOR NOTES DUE 2018

NOTICE OF GUARANTEED DELIVERY

As set forth in the Prospectus dated, 2008 (the ‘‘Prospectus’’) of MidAmerican Energy Holdings Company (the ‘‘Company’’) under ‘‘The Exchange Offer — How to Tender’’ and in the Letter of Transmittal (the ‘‘Letter of Transmittal’’) relating to the offer (the ‘‘Exchange Offer’’) by the Company to exchange up to $650,000,000 in principal amount of its 5.75% Senior Notes due 2018 (the ‘‘Exchange Notes’’) for all of its outstanding 5.75% Senior Notes due 2018, issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the ‘‘Initial Notes’’), this form or one substantially equivalent hereto (a ‘‘Notice of Guaranteed Delivery’’) must be used to accept the Exchange Offer of the Company if: (i) certificates for the Initial Notes are not immediately available, (ii) time will not permit all required documents to reach the Exchange Agent (as defined below) on or prior to the Expiration Date (as defined in the Prospectus) of the Exchange Offer or (iii) the procedures for book-entry transfer set forth in the Prospectus under the caption ‘‘The Exchange Offer — How to Tender’’ cannot be completed on or prior to the Expiration Date of the Exchange Offer. Such form may be delivered by hand or transmitted by telegram, telex, facsimile transmission, letter or courier to the Exchange Agent.

TO:

THE BANK OF NEW YORK TRUST COMPANY, N.A.

(the ‘‘Exchange Agent’’)

By Facsimile:
212-298-1915

Confirm by telephone:
212-815-3687

By Mail, Hand or Courier:
Bank of New York Mellon Corporation
Corporate Trust Department
Reorganization Unit
101 Barclay Street
Floor 7 East
New York, New York 10286
Attn: Mr. David Mauer

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMITTAL OF THIS INSTRUMENT TOA FACSIMILE OR TELEX NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company, upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which are hereby acknowledged, the principal amount of Initial Notes set forth below pursuant to the guaranteed delivery procedure described in the Prospectus and the Letter of Transmittal.

Principal Amount of Initial Notes
Tendered

Certificate Nos. (if available)

Total Principal Amount
Represented by Initial Notes Certificate(s)

Account Number

Dated:                                                     , 2007

Sign Here

Signature(s)

Please Print the Following Information

Name(s)

Address

Area Code and Tel. No(s).

GUARANTEE

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that delivery to the Exchange Agent of (i) certificates tendered hereby, in proper form for transfer, or certificates tendered pursuant to the procedures for book-entry transfer set forth in the Prospectus under the caption ‘‘The Exchange Offer — How to Tender,’’ (ii) a properly completed and duly executed Letter of Transmittal (or facsimile thereof), or a properly transmitted ‘‘agent’s message’’ (as defined in the Prospectus) in the case of book-entry transfers and (iii) in either case, any other documents required by the Letter of Transmittal, is being made within three trading days after the date of execution of a Notice of Guaranteed Delivery of the above-named person or transmission of an electronic message through ATOP (as described in the Prospectus) by or on behalf of the above-named person, all as described in the Prospectus.

Name of Firm

Authorized Signature

Number and Street or P.O. Box

City                                          State                                          Zip Code

Area Code and Tel. No.

Dated:                     , 2008